Exhibit 10.1

STRATEGIC ADVISORY AGREEMENT

May 18, 2026

Nocera, Inc.

2030 Powers Ferry Road Southeast,

Suite No. 212
Atlanta, GA 30339,

United States

This Strategic Advisory (“Agreement”) is made and entered into as of May 18, 2026 (the “Effective Date”), by and between Nocera, Inc., a Nevada corporation (the “Company”), and Phoenix MGMT & Consulting LLC, a Delaware limited liability company (the “Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Consultant is engaged in the business of providing strategic advisory, reorganization, mergers and acquisitions, growth, and expansion, corporate communications and business consulting services; and the Company desires to retain Consultant to provide such services, and Consultant is willing to provide such services, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. PURPOSE OF ENGAGEMENT

The purpose of this Agreement is to stabilize, reposition, and enhance the Company’s valuation, credibility, profitability, corporate communications, and profitability through coordinated strategic advisory and execution support.

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2. ENGAGEMENT AND SERVICES

2.1 Engagement. The Company hereby engages Consultant, on a non-exclusive basis, to perform the services described herein (the “Services”), and Consultant accepts such engagement.

2.2 Scope of Services. Consultant shall provide advisory and execution support including but not limited to: (a) Capital structure evaluation and dilution mitigation strategies; (b) Corporate Communications and investor alignment (c) Identification and support of strategic partnerships, joint ventures, and acquisitions; (d) Institutional investor engagement strategy; (e) Executive-level advisory and implementation support.

2.3 Standard of Performance. Consultant shall perform the Services in a commercially reasonable manner consistent with generally accepted industry standards.

2.4 Non-Exclusivity. This Agreement is non-exclusive. The Company retains the right to engage other consultants, advisors, or service providers at its discretion. Consultant may provide services to other clients and is not required to devote its full business time to the Company.

2.5 Roadmap. Consultant shall provide the Company with a written monthly roadmap (the “Roadmap”) concurrently with each monthly invoice. The Roadmap shall outline the ongoing and anticipated Services, including applicable initiatives, campaigns, social media strategies, approximate timelines, and related deliverables for the applicable period. Due to the dynamic and time-sensitive nature of the Services performed by Consultant and its team, including, but not limited to, hiring activities, influencer coordination, and social media campaign execution, Consultant shall not be required to obtain the Company’s prior written approval before commencing or continuing the Services described in the Roadmap. Consultant shall perform the Services in accordance with the Roadmap, as may be adjusted from time to time in the ordinary course of business. In the event Consultant reasonably anticipates that the costs or budget associated with the Services will exceed the compensation amounts set forth in Section 4.1, Consultant shall provide the Company with supporting documentation and obtain the Company’s written approval for such additional expenditures within five (5) business days following the Company’s receipt of such documentation. For the avoidance of doubt, the Roadmap shall not include any staffing information, targets, milestones, or performance metrics based upon the Company’s stock price or trading volume.

3. REGULATORY STATUS

3.1 Consultant is not a registered broker-dealer, investment advisor, or placement agent.

3.2 Consultant shall not engage in activities requiring such registration, including but not limited to negotiating securities transactions, handling funds, or providing investment advice.

3.3 Notwithstanding the foregoing, Consultant may participate in strategic discussions and evaluation of business opportunities.

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4. COMPENSATION

4.1 Monthly Retainer. The Company shall pay Consultant a monthly retainer as follows:

•	An initial retainer of One Hundred Fifty Thousand Dollars ($150,000) for the first thirty (30) days following the Effective Date; and
•	Fifty Thousand Dollars ($50,000) per month thereafter for the duration of the Term, unless otherwise agreed in writing by the Parties.

Due to the evolving and potentially accelerated nature of the Services, including but not limited to matters involving dilution, governance issues, strategic communications, investor relations, influencer engagement, media campaigns, and other urgent business initiatives, additional budget allocations beyond the monthly retainer may be required. Such additional costs may equal or exceed One Hundred Fifty Thousand Dollars ($150,000), depending on the scope and complexity of the Services requested or required.

In the event additional fees or expenditures are anticipated, Consultant shall provide the Company with a detailed written summary outlining the nature of the additional Services and associated costs necessary for the Company’s review. Any increase beyond the agreed retainer amounts shall be subject to mutual written agreement by the Parties, which shall not be unreasonably withheld and shall be provided in good faith.

4.2 Quarterly Equity. $50,000 in restricted stock per quarter, based on 5-day VWAP, issued within 10 business days post-quarter.

4.3 Anti-Dilution. Adjustments apply for reverse splits or similar actions.

4.4 Mergers, Acquisitions, and Joint Ventures. In the event the Company consummates a merger, acquisition, joint venture, strategic partnership, or similar transaction during the Term (each, a “Transaction”) in which Consultant introduced, structured, or materially advanced such Transaction, Consultant shall be entitled to a transaction fee equal to five percent (5%) of the Transaction Value (as defined in Section 4.5) (the “Transaction Fee”). For purposes of clarity, “materially advanced” shall include meaningful involvement in identifying counterparties, facilitating introductions, advising on transaction structure or terms, coordinating strategic communications, assisting with negotiations, or otherwise providing strategic advisory services in connection with the Transaction. The Transaction Fee shall be payable as follows: fifty percent (50%) in cash and fifty percent (50%) in shares of the Company’s common stock, valued based upon the five (5)-day volume weighted average price (“VWAP”) immediately preceding the closing date of the applicable Transaction. The Transaction Fee shall be due and payable within three (3) business days following the closing of the applicable Transaction. Consultant agrees to maintain written records of Consultant’s involvement in Transactions during the Term for purposes of ensuring alignment between the Parties regarding the applicability of any Transaction Fee. Any shares of common stock issued as part of a Transaction Fee shall carry piggyback registration rights, subject to the terms of a separate registration rights agreement to be negotiated in good faith. At no time shall Consultant act as an underwriter unless otherwise mutually agreed in writing by the Parties. Consultant may provide strategic advisory and transactional assistance in connection with any Transaction with the prior written consent of the Company.

4.5 Transaction Value Definition. “Transaction Value” means the aggregate total consideration paid or payable in connection with a Transaction, including without limitation directly by the Company (or its successor or assignee): (i) cash payments at closing; (ii) the fair market value of any equity securities issued or transferred; (iii) the fair market value of any earnout contingent consideration, or deferred payment obligations (valued as of the closing date based on the target amount as set forth in the definitive transaction agreement); and (iv) any other quantifiable economic value exchanged paid directly by the Company as consideration for the Transaction. For the avoidance of doubt, “Transaction Value” shall not include: (A) the principal amount of any debt or liabilities assumed in connection with the Transaction; (B) the value of any convertible debt, non-direct equity instruments, or other indirect payment mechanisms used to finance or consummate the Transaction; or (C) any third-party financing or capital raised in connection with the Transaction. In the event of a dispute regarding Transaction Value, the Parties shall first attempt to resolve such dispute in good faith within thirty (30) days. If the Parties are unable to reach agreement within such period, Transaction Value shall be determined by a mutually agreed-upon independent appraiser, whose determination shall be final and binding, with costs shared equally by the Parties.

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5. TERM AND TERMINATION

5.1 Term: The initial term of this Agreement shall be ninety (90) days commencing on the Effective Date (the “Initial Term”), unless earlier terminated in accordance with this Section. Upon expiration of the Initial Term, this Agreement may be extended for successive periods as mutually agreed in writing by the Parties (each, a “Renewal Term”). In the absence of such mutual written agreement to extend, this Agreement shall automatically expire at the end of the then-current term without further action by either Party.

5.2 Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party: (a) commits a material breach of this Agreement and fails to cure such breach within fifteen (15) days after receiving written notice thereof; or (b) engages in gross negligence or willful misconduct in connection with this Agreement. For purposes of this Agreement, ‘gross negligence’ shall mean a conscious and reckless disregard of a Party’s duties resulting in material harm to the other Party.

5.3 Effect of Termination. Upon termination of this Agreement for any reason: (a) the Company shall pay Consultant all fees earned and reimbursable expenses properly incurred through the effective date of termination within thirty (30) days following such termination date; (b) all earned fees, equity, and other compensation payable to Consultant as of the effective date of termination shall immediately vest and become due and payable in accordance with the terms of this Agreement; (c) no unearned future fees, equity grants, or other compensation shall accrue or become payable following the effective date of termination, except as expressly provided under the 9-month Tail Period; (d) each Party shall promptly return or destroy all Confidential Information of the other Party in accordance with Section 7; (e) notwithstanding the foregoing, if, as of the effective date of termination, a Transaction is in active negotiation and Consultant introduced, structured, or materially advanced such Transaction, and such Transaction is consummated within sixty (60) days following the effective date of termination (the “Tail Period”), Consultant shall remain entitled to the Transaction Fee described in Section 4.4 with respect to such Transaction; provided, however, the 9-month Tail Period shall not be extended for any reason, including any pending regulatory or governmental approvals; and (f) Consultant shall maintain reasonable written records evidencing Consultant’s involvement in any Transaction for purposes of determining the applicability of the Tail Period and any related Transaction Fee entitlement.

5.5 Survival. Provisions relating to confidentiality (Sections 6 and 7), non-circumvention (Section 8), indemnification, and limitation of liability shall survive termination.

5.6 Transaction Protection. Notwithstanding anything to the contrary, the Company may not terminate this Agreement with respect to any Transaction introduced, structured, or materially advanced by Consultant that is actively in progress at the time of termination. A Transaction is “actively in progress” if there are ongoing discussions, negotiations, or due diligence with a counterparty. This Agreement shall remain in effect solely with respect to such Transaction until the earlier of: (a) the completion or abandonment of the Transaction; or (b) 90 days following the effective date of termination (the “Protected Transaction Period”). Consultant shall remain entitled to any applicable transaction fees, equity, or other compensation arising from such Transaction in accordance with Section 4.4.

6. CONFIDENTIALITY

6.1 Each Party agrees to maintain strict confidentiality of all non-public, proprietary, or confidential information.

6.2 Confidential Information includes all business, financial, technical, and operational data.

6.3 Exceptions. Confidential Information shall not include information that: (a) Becomes publicly available without breach; (b) Is obtained from a third party without breach; (c) Is required to be disclosed by law, provided that Consultant gives prompt notice where legally permissible.

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7. NON DISCLOSURE

The Consultant and the Company (each a “Party” and collectively the “Parties”) acknowledge that, in connection with the performance of the Consulting Services, each Party may disclose or make available to the other Party certain non-public, proprietary, or confidential information (collectively, “Confidential Information”). For purposes of this Agreement, Confidential Information of a disclosing Party means any and all non-public information, data, or materials (whether oral, written, electronic, or in any other form) disclosed or otherwise made available by or on behalf of that Party to the receiving Party, including but not limited to business plans, strategies, financial information, customer and supplier lists, trade secrets, intellectual property, product development data, methodologies, know-how, and (with respect to the Company) any material non-public information as defined under applicable U.S. federal securities laws. Each receiving Party shall (i) hold the disclosing Party’s Confidential Information in strict confidence and not disclose or use it for any purpose other than the performance or evaluation of the Consulting Services or as otherwise expressly permitted under this Agreement, (ii) restrict access to such information solely to those of its employees, agents, or subcontractors who have a need to know and who are bound by confidentiality obligations at least as protective as those set forth herein, and (iii) upon termination or expiration of this Agreement or at the disclosing Party’s request, promptly return or destroy all such Confidential Information and certify such return or destruction in writing. Each Party further acknowledges that any breach of these obligations by the receiving Party may cause irreparable harm to the disclosing Party for which monetary damages alone would be inadequate, and that the disclosing Party shall be entitled to seek injunctive relief in addition to any other remedies available at law or in equity. These obligations shall survive the termination or expiration of this Agreement.

8. NON-CIRCUMVENTION

Each Party agrees that it shall not, directly or indirectly, for a period of one (1) year following the termination or expiration of this Agreement, circumvent, avoid, bypass, or obviate the other Party’s involvement or economic interest in any business opportunity, transaction, or relationship with any third party (including clients, customers, suppliers, investors, or partners) that was specifically introduced or made known to it by the other Party solely in connection with the Consulting Services, without the introducing Party’s prior written consent. For clarity, nothing in this section shall restrict the Consultant from contacting or doing business with any parties that the Consultant introduced to the Company, provided such contact or business does not rely on the Company’s Confidential Information. Each Party acknowledges that any breach of this provision may cause irreparable harm to the other Party, entitling the non-breaching Party to seek injunctive relief in addition to any other remedies available at law or in equity. This obligation shall survive the termination or expiration of this Agreement.

8. INDEMNIFICATION

8.1 Each Party agrees to indemnify, defend, and hold harmless the other Party and its affiliates, officers, directors, and agents from and against any claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising from gross negligence or willful misconduct.

8.2 The indemnified Party shall provide prompt written notice of any claim.

8.3 The indemnifying Party shall control the defense and settlement, provided no settlement binds the indemnified Party without consent.

9. LIMITATION OF LIABILITY

In no event shall either Party be liable for any indirect, incidental, consequential, or punitive damages. Total liability shall not exceed the total fees paid under this Agreement.

10. AUTHORITY

Consultant shall act solely as an independent contractor and shall have no authority to bind the Company in any manner.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements or understandings. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware, sitting in Delaware, and the courts of the United States for Delaware. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Consultant may not assign this Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PHOENIX MGMT & CONSULTING LLC	NOCERA, INC.

_________________________	_________________________
Chief Executive Officer

Date: ___________________	Date: ___________________

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